                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53291) of Mercury Computer Systems, Inc of our report dated August 17, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 27, 2000